                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Man Sang Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                             39 CHATHAM ROAD SOUTH
                        TSIMSHATSUI, KOWLOON, HONG KONG

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 12, 1998

To the Shareholders of Man Sang Holdings, Inc. :

     An Annual Meeting of Shareholders of Man Sang Holdings, Inc. (the "Company") will be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 10:00 a.m., on Wednesday, August 12, 1998 for the following purposes:

     To elect seven Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     To ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.

     To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on July 13, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                          By Order of the Board of Directors

                                          /s/ Sophia Ho

                                          Sophia Ho
                                          Secretary

Hong Kong
July 13, 1998

                            MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                             39 CHATHAM ROAD SOUTH
                        TSIMSHATSUI, KOWLOON, HONG KONG

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 12, 1998

PURPOSE

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Wednesday, August 12, 1998 at 10:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy are being mailed to shareholders on or about July 17, 1998. All of the expenses in connection with soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company's common stock, will be borne by the Company.

PROXIES AND REVOCATION OF PROXIES

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, and FOR the ratification of the appointment of the designated independent accountants. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

VOTING SECURITIES

     The Board of Directors has fixed July 13, 1998 as the record date (the "Record Date") for the determination of holders of common stock, $.001 par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 4,305,960 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to one-third voting control, or an aggregate of 2,152,980 votes at the Annual Meeting, in all matters voted on by the shareholders of the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     The information furnished in the following table indicates beneficial ownership of shares of the Company's Common Stock, as of July 8, 1998, by (i) each shareholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, nominee for director and Named Officer (defined in "Information Regarding Executive Officers" in Proposal 1 below) of the Company, individually, and (iii) all officers and directors of the Company as a group.

NAME AND ADDRESS                                             AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
-------------------                                         -----------------------    ----------------
Cafoong Limited(2)(3).....................................         2,750,000                  64%
Cheng Chung Hing, Ricky(2)(3).............................         2,750,000                  64%
Cheng Tai Po(2)(3)........................................         2,750,000                  64%
Yan Sau Man, Amy(3).......................................               -0-               *
Hung Kwok Wing, Sonny(3)..................................               -0-               *
Ng Hak Yee, Patrick(3)....................................               -0-               *
Lai Chau Ming, Matthew(3).................................               -0-               *
Yuen Ka Lok, Ernest(3)....................................               -0-               *
Ho Suk Han, Sophia(3).....................................               -0-               *
All executive officers and directors as a group (8
  persons)................................................         2,750,000                  64%

---------------
  * Less than 1%

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2) Cafoong Limited owns directly 1,357,875 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,392,125 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

PREFERRED STOCK

     The following table is furnished as of July 8, 1998, to indicate beneficial ownership of the Company's Series A Preferred Shares by each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Series A Preferred Shares.

NAME AND ADDRESS                                             AMOUNT AND NATURE OF          PERCENT
OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP(1)        OF CLASS
-------------------                                         -----------------------    ----------------
Cafoong Limited(1)(2).....................................          100,000                  100%

---------------
(1) Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

CHANGES IN CONTROL

     To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

QUORUM AND VOTING PROCEDURES

     The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement, for the ratification of the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants; and at the discretion of the persons named in the accompanying proxy on any other business that may properly come before the Annual Meeting.

     Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the seven nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Deloitte Touche Tohmatsu as the Company's independent accountants will be ratified if a plurality of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

     The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Under the laws of the State of Nevada, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and shall have been qualified. The Board of Directors has nominated Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Hung Kwok Wing, Sonny; Ng Hak Yee, Patrick; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest to serve as directors (the "Nominees"). Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

     The following table sets forth, as of July 8, 1998, the name and age, position held with the Company and term of office, of each director or executive officer of the Company and the period or periods during which he or she has served in his or her respective position(s).

              NAME                 AGE             POSITION(S) HELD               TERM OF OFFICE
              ----                 ---    -----------------------------------    ----------------
CHENG Chung Hing, Ricky..........  37     President and Chairman of the Board      1/96 - present
                                          Chief Executive Officer                  1/98 - present
CHENG Tai Po.....................  46     Vice Chairman of the Board               1/96 - present
YAN Sau Man, Amy.................  35     Vice President and Director              1/96 - present
HUNG Kwok Wing, Sonny............  34     Vice President and Director             11/96 - present
NG Hak Yee, Patrick..............  36     Chief Financial Officer                    12/95 - 3/96
                                                                                              and
                                                                                   3/97 - present
                                          Director                                 9/97 - present
LAI Chau Ming, Matthew...........  45     Director                                11/96 - present
YUEN Ka Lok, Ernest..............  35     Director                                11/96 - present

TERM OF OFFICE

     Each of the directors of the Company serves until his or her successor is duly elected at the next annual meeting of shareholders or until his or her earlier resignation or removal.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities and information with respect to non-employee directors are indicated in the description of business experience of such persons below.

NAME                                                          AGE         POSITION HELD
----                                                          ---    -----------------------
Cheng Chung Hing, Ricky.....................................  37     President, Chairman and
                                                                     Chief Executive Officer
Cheng Tai Po................................................  46     Vice Chairman
Yan Sau Man, Amy............................................  35     Vice President
Hung Kwok Wing, Sonny.......................................  34     Vice President
Ng Hak Yee, Patrick.........................................  36     Chief Financial Officer
Ho Suk Han Sophia...........................................  29     Secretary

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

     CHENG Chung Hing, Ricky, co-founder of the Man Sang Group, has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited ("Man Sang BVI") since December 1995. He was appointed a member of the Compensation Committee of the Board of Directors on September 8, 1997. On January 2, 1998, he was appointed Chief Executive Officer of the Company. Mr. Cheng was appointed as Chairman and a Director of Man Sang International Limited ("MSIL"), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, on August 8, 1997 and August 4, 1997, respectively. Prior to the reorganization of the Group in late 1995 which culminated in the Company's issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the "Group Reorganization"), he had served as chairman and president of various companies within the Man Sang Group. Mr. Cheng has over 15 years' experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

     CHENG Tai Po, co-founder of the Man Sang Group, has served as Vice Chairman of the Company since January 8, 1996 and of Man Sang BVI since December 1995. He was appointed as Deputy Chairman and a Director of MSIL on August 8 and August 4, 1997, respectively. Prior to the Group Reorganization, he had served as vice-chairman of various companies within the Man Sang Group. Mr. Cheng has over 15 years' experience in the pearl business and is responsible for purchasing and production of Chinese cultured pearls as well as overall planning, strategic formulation and business development of the Company.

     YAN Sau Man, Amy, has served as Vice President and a Director of the Company since January 8, 1996 and of Man Sang BVI since December 1995. She was appointed as a Director of MSIL on August 12, 1997. Ms. Yan joined the Man Sang Group in 1984 and has been responsible for overall marketing and sales activities of the Company.

     HUNG Kwok Wing, Sonny, has served as Vice President and a Director of the Company since November 1, 1996. He was appointed as a Director of MSIL on August 12, 1997. Prior to joining the Company, Mr. Hung was employed as Deputy Manager of Dah Sing Bank from February 1996 to October 1996 and as Branch Manager of The Hongkong and Shanghai Banking Corporation Limited from 1991 to February 1996. Mr. Hung is responsible for formulation and execution of corporate policies and participates in the development and implementation of corporate planning programs. Mr. Hung received his bachelor's degree in Finance and Banking from San Francisco State University and master's degree in Business Administration from the University of Strathclyde, U.K.

     NG Hak Yee, Patrick, has served as Chief Financial Officer of the Company since March 7, 1997 and as a Director of the Company since September 8, 1997. He was appointed as Company Secretary and a Director of MSIL on August 8, 1997 and August 12, 1997 respectively. He initially joined the Man Sang Group as Controller in April 1994 and served as Chief Financial Officer of Man Sang BVI from December 1995 to March 1996. Mr. Ng is responsible for financial management and participates in formulation and execution of corporate policies. From April 1996 to March 1997, Mr. Ng first joined Termbray Industries International (Holdings) Ltd., a listed company in Hong Kong, and served as Group Financial Controller, and then established and managed an independent accounting firm in which he is still a principal, although he is no longer involved in the day-to-day operations of the firm. From April 1993 to March 1994, Mr. Ng was the Financial Controller of Paxar Far East Limited in Hong Kong. Mr. Ng was an auditor at KPMG Peat Marwick, an international accounting firm from 1985 to 1991. He is a certified public accountant, a fellow of the Association of Chartered Certified Accountants and also an associate of the Hong Kong Society of Accountants.

     LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. He was appointed a Member of the Compensation Committee of the Board of Directors on September 8, 1997. Mr. Lai is currently employed as Senior Manager of Vickers Ballas Hong Kong Limited ("Vickers Ballas"). Prior to his joining Vickers Ballas in July 1996, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong. Mr. Lai has over 25 years' experience in investment. He is experienced in the areas of financial management and planning.

     YUEN Ka Lok, Ernest, has served as a Director of the Company since November 1996. He was appointed Chairman of the Compensation Committee of the Board of Directors on September 8, 1997. Mr. Yuen was also appointed a Director of MSIL on August 12, 1997. Mr. Yuen is a solicitor and is currently a Partner in the law firm of Messrs. Yuen & Partners. Mr. Yuen joined Messrs. Ivan Tang & Co. ("ITC") as a Consultant in August 1994 and became a Partner in January 1996. ITC, Hong Kong office changed its practice name to Yuen & Partners in August, 1997. Prior to his joining ITC, from March 1992 to August 1994, Mr. Yuen was employed as Assistant Solicitor at Messrs. Van Langenbery & Lau ("VLL") and Messrs. AB Nasir, respectively. Prior to his joining VLL, Mr. Yuen was an Articled Clerk at Messrs. Robin Bridge & John Liu. From 1985 to 1987, Mr. Yuen was an audit trainee at Price Waterhouse, an international accounting firm. Mr. Yuen is experienced in civil and criminal litigations as well as the general commercial transactions.

     Ho Suk Han, Sophia, has served as the Secretary of the Company since January 1998. Miss Ho has over 7 years' experience in company secretarial work in an international accounting firm and various listed companies in Hong Kong. She is an associate of The Hong Kong Institute of Company Secretaries and The Institute of Chartered Secretaries and Administrators in Hong Kong Limited.

FAMILY RELATIONSHIPS

     Cheng Chung Hing, Ricky and Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above-named directors and executive officers of the Company.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, the Company has found that: (i) Cafoong Limited became the beneficial owner of more than 10% of the Common Stock on January 8, 1996 and such company filed Form 3 in respect thereof in February 1997; (ii) Cheng Chung Hing, Ricky and Cheng Tai Po became the indirect beneficial owners of more than 10% of the Company's Common Stock on January 8, 1996 by virtue of their respective holding of 60% and 40% of all the issued and outstanding stock of Cafoong Limited and such individuals filed Forms 3 in respect thereof on February 20, 1997; and (iii) Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Ng Hak Yee, Patrick; Hung Kwok Wing, Sonny; and Sio Kam Seng, Sam were granted non-qualified stock options to purchase Common Stock on September 16, 1997 and such individuals filed Forms 4 in respect thereof on April 9, 1998. See "Executive Compensation -- Option Grants in Fiscal Year 1998".

COMMITTEES AND ATTENDANCE OF THE BOARD OF DIRECTORS

     A Compensation Committee was set up on September 8, 1997 with Yuen Ka Lok, Ernest as Chairman, and Cheng Chung Hing, Ricky and Lai Chau Ming, Matthew as Committee Members. The Compensation Committee is to deliberate and stipulate the compensation policy for the Company and to administer the 1996 Stock Option Plan. During the year ended March 31, 1998, the Compensation Committee held one meeting to grant stock options to directors and certain senior employees of the Company. See "Executive Compensation -- Option Grants in Fiscal Year 1998". Besides the Compensation Committee, the Company presently maintains no other standing committees of its Board of Directors. The Board intends to evaluate the creation of a standing Audit Committee at such time as it deems appropriate.

     During the year ended March 31, 1998, the Board of Directors held five meetings and passed six unanimous written consents of action. Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew do not engage in daily management of the Company and hence they attended less than 75% of the aggregate of the total number of meetings as mentioned.

EXECUTIVE COMPENSATION

  Overview and the Compensation Committee of the Board of Directors

     While for convenience of reference this Proxy Statement and the annual report on Form 10-K has used "the Company" when referring to the overall business of the Group, the Company itself actually has no employees. For fiscal 1998, all executive officers received their salaries and half of their bonus (if applicable) from MSIL. In September 1997, the Company's Board of Directors established a Compensation Committee. However, the total salary and bonus of each executive officer for fiscal 1998 was determined by Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Hung Kwok Wing, Sonny and Ng Hak Yee, Patrick (the "Five Directors") at the beginning of fiscal 1998. The Five Directors, who are also directors of MSIL, in determining the overall compensation of the executive officers, (i) recognized that from fiscal 1994 through fiscal 1997, the Company was consistently profitable -- its net income increased by 175.6%, its gross profit margin increased from 24.6% to 38.9%, and its net book value per share increased from HK$9.42 to HK$43.92, (ii) considered the importance of attracting and retaining the highly skilled executive officers in the management team that has been responsible for such financial performance,
(iii) acknowledged the efforts, skills and responsibilities of, and contributions made by, each such executive officer, and (iv) considered the competitiveness of the Company's compensation packages.

     With respect to the Chairman and the Vice Chairman, the Five Directors acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to bring about the Company's financial performance over the past several years, and to steer the Company toward the more profitable cultured pearl business. The Five Directors also took into account the need to retain such highly qualified officers by providing competitive compensation packages, and granted a bonus to each of Cheng Chung Hing, Ricky, President, Chief Executive Officer and Chairman of the Board and Cheng Tai Po, Vice Chairman.

     In September 1997, the newly established Compensation Committee of the Company's Board of Directors, the Company's Board of Directors, and the Board of MSIL recognized that over the past several years, the price of the Company's Common Stock has not reflected the Company's year-after-year improvements in financial performance. As an incentive to the executives to improve the relationship between stock price and financial performance, when MSIL entered into employment agreements with certain executives of the Company, the salaries of these executives were fixed at their 1998 levels, but each such executive was granted options to purchase the Company's Common Stock and MSIL's shares. See "Executive Compensation -- Employment Agreements" and "Executive
Compensation -- Option Grants in Fiscal Year 1998." One of the Compensation Committee's objectives is to make a portion of the executives' compensation more dependent on the performance of the Company's Common Stock, in addition to its financial performance and results of operations.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company and its subsidiaries during the three years ended March 31, 1998 of the Company's Chief Executive Officer and each of its other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") during fiscal 1998.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                             ANNUAL COMPENSATION                   ------------------
                               ------------------------------------------------        SECURITIES
                                                                 OTHER ANNUAL          UNDERLYING
                                          SALARY      BONUS     COMPENSATION(3)    OPTIONS GRANTED(5)
NAME AND PRINCIPAL POSITION    YEAR(1)      ($)        ($)            ($)                 (#)
---------------------------    -------    -------    -------    ---------------    ------------------
Cheng Chung Hing, Ricky......   1998      388,100    323,400(2)     92,135(4)             100,000&
Chairman of the Board,                                                    (4)          11,800,000
President and CEO               1997      388,100    323,400        45,650                      0
                                1996      194,049         --        41,000(4)                 N/A

Cheng Tai Po.................   1998      388,100    323,400(2)         --                100,000&
Vice Chairman                                                                          11,800,000
                                1997      388,100    323,400            --                      0
                                1996      194,049         --            --                    N/A

Yan Sau Man, Amy.............   1998      129,366         --            --                100,000&
Vice President and Director     1997                                                    5,000,000
                                1996      124,191         --            --                      0
                                           88,394         --            --                    N/A
Hung Kwok Wing, Sonny........   1998      129,366         --            --                100,000&
Vice President and                                                                      4,000,000
Director(6)

Ng Hak Yee, Patrick..........   1998      129,366         --            --                100,000&
Chief Financial Officer and                                                             4,000,000
Director(6)

Sio Kam Seng, Sam(7).........   1998      100,976         --            --                100,000&
(resigned on Jan 2, 1998)                                                               2,000,000
                                1997      129,366         --            --                      0
                                1996       55,727         --            --                    N/A

---------------
(1) Information is shown for the March 31 fiscal years of the Company, and, prior to January 8, 1996, of Man Sang BVI, which employed the Named Officers. Each of the Named Officers began serving the Company in his or her capacity as indicated in the description of business experience above. The compensation shown for the Named Officers for the period commencing on April 1, 1995 through January 7, 1996 was paid by Man Sang BVI.

(2) Half of the bonus of each of Cheng Chung Hing, Ricky and Cheng Tai Po for fiscal 1998 is paid by the Company, and half of which is paid by MSIL.

(3) Although the officers receive certain perquisites such as Company provided life insurance and medical insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(4) In addition to the amounts referred to in note (1) above, Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $92,135. The estimated fair rental value is based on the "rateable value" assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(5) Each Named Executive received options from both the Company and MSIL. See "Executive Compensation -- Option Grants in Fiscal Year 1998."

(6) In fiscal 1998, each of Hung Kwok Wing, Sonny and Ng Hak Yee, Patrick became, for the first time, a person whose compensation is to be reported in this table. Therefore, their compensation in prior years is not reported.

(7) Subsequent to the resignation of Sio Kam Seng, Sam, the options granted to him by the Company and MSIL expired on April 2, 1998, and February 2, 1998 respectively.

OPTION GRANTS IN FISCAL YEAR 1998

  The Company

     The Compensation Committee and the Board recognized the need for continuously providing competitive compensation and strong incentives to the directors and senior employees of the Company who have made significant contribution to the operations and financial performance of the Company, and to increase the portion of each executive's compensation that is related to the performance of the Company's stock. In this respect, on September 16, 1997, pursuant to the Company's 1996 Stock Option Plan, the Committee granted at no consideration to certain directors and senior employees non-qualified options (half of which vest on September 16, 1998 and half of which vest on September 16, 1999) to purchase a total of 850,000 shares of the Company's Common Stock, at an exercise price of $1.22 per share (representing 85% of the fair market value of the Common Stock on the date of grant as determined pursuant to Article
6.2 of the 1996 Stock Option Plan). On the same day, the Board unanimously adopted a Consent of Action to approve, ratify and confirm such grant of options to Cheng Chung Hing, Ricky, Chairman and President of the Company, and a member of the Compensation Committee. These options are not intended to be eligible for special tax treatment as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

                                                                                         POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                                   --------------------------                               ANNUAL RATE OF
                                   NUMBER OF     PERCENT OF                                   STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                   UNDERLYING    GRANTED TO                                   OPTION TERM
                                    OPTIONS       EMPLOYEES     EXERCISE    EXPIRATION   ---------------------
   NAME AND PRINCIPAL POSITION      GRANTED        IN 1998        PRICE        DATE         5%          10%
   ---------------------------     ----------   -------------   ---------   ----------   ---------   ---------
                                      (#)            (%)        ($/SHARE)                   ($)         ($)
Cheng Chung Hing, Ricky..........   100,000         11.76         1.22      9/16/2007     110,932     248,905
Chairman of the Board,
President and Chief Executive
Officer
Cheng Tai Po.....................   100,000         11.76         1.22      9/16/2007     110,932     248,905
Vice Chairman
Yan Sau Man, Amy.................   100,000         11.76         1.22      9/16/2007     110,932     248,905
Vice President
Hung Kwok Wing, Sonny............   100,000         11.76         1.22      9/16/2007     110,932     248,905
Vice President
Ng Hak Yee, Patrick..............   100,000         11.76         1.22      9/16/2007     110,932     248,905
Chief Financial Officer
Sio Kam Seng, Sam*...............   100,000         11.76         1.22      9/16/2007     110,932     248,905
(Chief Executive Officer,
resigned on Jan 2, 1998)

---------------
* Subsequent to the resignation of Sio Kam Seng, Sam, the options granted to him expired on April 2, 1998, pursuant to the Company's 1996 Stock Option Plan.

  MSIL

     MSIL adopted a share option scheme (the "Share Option Scheme") on September 8, 1997. The Share Option Scheme is administered by the MSIL Board of Directors, whose decisions are final and binding on all parties.

     Options to subscribe for MSIL shares of nominal value of HK$0.10 were granted to the directors and certain senior employees of MSIL on October 16 and December 3, 1997 at a subscription price of the HK$0.6208 and the HK$0.446 per share respectively. The subscription price represented 80% of the average closing prices of the shares on The Stock Exchange of Hong Kong Limited as stated in such exchange's daily quotation sheets for the five trading days immediately preceding the date on which the options were offered to the directors and employees. The options can be exercised in a period of two years commencing on the expiry of six months after the options are accepted in accordance with the Share Option Scheme, and expiring on the last day of such two-year period.

                                 INDIVIDUAL GRANTS
                             --------------------------                               POTENTIAL REALIZABLE
                                           PERCENT OF                                VALUE AT ASSUMED ANNUAL
                             NUMBER OF     TOTAL MSIL                                  RATE OF STOCK PRICE
                             SECURITIES      OPTIONS                                    APPRECIATION FOR
                             UNDERLYING      GRANTED                                       OPTION TERM
                              OPTIONS     TO EMPLOYEES     EXERCISE     EXPIRATION   -----------------------
NAME AND PRINCIPAL POSITION   GRANTED        IN 1998         PRICE         DATE          5%          10%
---------------------------  ----------   -------------   -----------   ----------   ----------   ----------
                                (#)            (%)        (HK$/SHARE)                  (HK$)        (HK$)
Cheng Chung Hing, Ricky...   10,000,000       21.16       0.6208        4/19/2000    2,561,285    3,651,080
Chairman of the Board,        1,800,000        3.81         0.446       6/08/2000      332,235      473,290
President and Chief
Executive Officer
Cheng Tai Po..............   10,000,000       21.16       0.6208        4/19/2000    2,561,285    3,651,080
Vice Chairman                 1,800,000        3.81         0.446       6/08/2000      332,235      473,290
Yan Sau Man, Amy..........    5,000,000       10.58       0.6208        4/19/2000    1,280,643    1,825,540
Vice President
Hung Kwok Wing, Sonny.....    4,000,000        8.47       0.6208        4/19/2000    1,024,514    1,460,432
Vice President
Ng Hak Yee, Patrick.......    4,000,000        8.47       0.6208        4/19/2000    1,024,514    1,460,432
Chief Financial Officer
Sio Kam Seng, Sam*........    2,000,000        4.23       0.6208        4/19/2000      512,257      730,216
(Chief Executive Officer,
resigned on Jan 2, 1998)

---------------
* Subsequent to the resignation of Sio Kam Seng, Sam, the options granted to him expired on February 2, 1998, pursuant to MSIL's Share Option Scheme.

PERFORMANCE GRAPH

     The following graph summarizes cumulative total shareholder return (assuming reinvestment of dividends) on the Common Stock of the Company and IWI Holding Limited ("IWI"), a peer issuer selected by the Company. The Company's Common Stock was first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on June 17, 1996. As there was no trading of the Company's Common Stock on June 17 and June 18, 1996, the trading price of the Common Stock of the Company was not available. Therefore, the measurement period hereto commenced on June 19, 1996 and ended on March 31, 1998, the Company's 1998 fiscal year end date. The graph assumes that $100 was invested on June 19, 1996.

     The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future stock price performance or the financial performance of the

Company. Shareholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 1998.

             Measurement Period               Man Sang Holdings Inc.    IWI Holding Limited
           (Fiscal Year Covered)                   Common Stock             Common Stock
6/19/96                                              100.00                   100.00
3/31/97                                               15.57                    46.67
3/31/98                                                8.93                     8.32

     As there is no broad equity market index for the OTC Bulletin Board where the Company's Common Stock is traded and there is no published industry or line-of-business index for the pearl or jewellery business in which the Company is engaged, the Company has selected IWI as a peer issuer for comparison. IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewellery and whose shares are traded on NASDAQ.

EMPLOYMENT AGREEMENTS

     The Company itself has no employment agreement with any of its officers or employees. However, MSIL entered into Service Agreements with each of Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Hung Kwok Wing, Sonny; and Ng Hak Yee, Patrick, on September 8, 1997. The major terms of these agreements are as follows:-

     - each service agreement is for an initial term of 3 years commencing on September 1, 1997, and may be terminated by either party by giving the other written notice of not less than 3 months;

     - the annual basic salary payable to each of Cheng Chung Hing Ricky, Cheng Tai Po, Yan Sau Man Amy, Hung Kwok Wing, Sonny and Ng Hak Yee, Patrick, shall be HK$3 million, HK$3 million, HK$1 million, HK$1 million and HK$1 million respectively, subject to annual review by the Board of MSIL every year; and

     - each of Cheng Chung Hing, Ricky, Cheng Tai Po, Yan Sau Man, Amy, Hung Kwok Wing, Sonny and Ng Hak Yee, Patrick is also entitled to a discretionary bonus in respect of each financial year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any financial year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

COMPENSATION OF DIRECTORS

     No employee of the Company receives any compensation for his service as a Director. The non-employee directors of the Company were compensated for their services as directors in fiscal 1998 as follows:-

NON-EMPLOYEE DIRECTORS                                        DIRECTORS' FEE
----------------------                                        --------------
Lai Chau Ming, Matthew......................................     $12,937
Yuen Ka Lok, Ernest.........................................     $19,564

     No additional compensation of any nature was paid to any non-employee director of the Company for their services as directors. In addition, MSIL paid $13,256 to Alexander Reid Hamilton (who is not a director of the Company) for his services as a director of MSIL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Cheng Chung Hing, Ricky, Chairman of the Board, Chief Executive Officer and President of the Company, is a member of the Compensation Committee. The other two members are not executives of the Company or any of its subsidiaries, but Yuen Ka Lok, Ernest, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company and its subsidiaries, and Lai Chau Ming, Matthew, is a Senior Manager at Vickers Ballas, an affiliate of the Sponsor and Manager, and one of the underwriters, in MSIL's IPO. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company and its subsidiaries, and Vickers Ballas' affiliate and MSIL dealt with each other in an arms-length manner.

     Except as described in this and the immediately preceding paragraph, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company. Both Cheng Tai Po and Yan Sau Man, Amy, serve as a director in several companies of which Cheng Chung Hing, Ricky is also a director; however, neither of them is a Member of the Compensation Committee of the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past three years, the Company has loaned funds and received advances from Cheng Chung Hing, Ricky and Cheng Tai Po, the founders and principal shareholders of the Company. Advances to Cheng Chung Hing, Ricky totaled $-0- as of March 31, 1998. However, during fiscal 1998, the Company advanced to Cheng Tai Po, Vice Chairman of the Company, a maximum amount of $65,700. The maximum amount advanced to Cheng Chung Hing, Ricky during the past three years was $356,268. Advances to Cheng Tai Po totaled $-0- as of March 31, 1998. The maximum amount advanced to Cheng Tai Po during the past three years was $524,913. All such advances were made on an interest free basis and without definitive repayment terms.

     During the same period, Cheng Chung Hing, Ricky and Cheng Tai Po advanced funds to the Company on an interest free basis and repayable on demand. Advances from Cheng Chung Hing, Ricky totaled $-0- and advances from Cheng Tai Po totaled $-0- as of March 31, 1998. The maximum amount owed to Cheng Chung Hing, Ricky and to Cheng Tai Po during the past three years was $724,993 and $-0- respectively.

     Finally, during the past three years, Cheng Chung Hing, Ricky has utilized a leasehold property of the Company as his personal residence at no cost to Mr. Cheng. See "Executive Compensation".

     Lai Chau Ming, Matthew, a Director of the Company and a Member of the Compensation Committee of the Company's Board, is a Senior Manager of Vickers Ballas, an affiliate of the Sponsor and Manager, and one of the underwriters, in MSIL's IPO.

     Yuen Ka Lok, Ernest, a director of both the Company and MSIL, and the Chairman of the Compensation Committee of the Board of Directors of the Company, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Group. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Group.

                                   PROPOSAL 2
                       RATIFICATION OF THE APPOINTMENT OF
              DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte Touche Tohmatsu as independent accountants for the fiscal year ended March 31, 1998 and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual meeting. Deloitte Touche Tohmatsu will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

SHAREHOLDERS PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in proxy materials for the 1999 annual meeting of the shareholders must be received in proper form by the Company at its principal office no later than March 22, 1999.

OTHER MATTERS

     The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

ANNUAL REPORTS

     A copy of the Company's 1998 Annual Report to shareholders, which is the Company's annual report on Form 10-K for the fiscal year ended March 31, 1998 accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          /s/ Sophia Ho
                                          Sophia Ho
                                          Secretary

Hong Kong
July 13, 1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            MAN SANG HOLDINGS, INC.

                               21/F RAILWAY PLAZA

                             39 CHATHAM ROAD SOUTH

                        TSIMSHATSUI, KOWLOON, HONG KONG

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 12, 1998

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), on August 12, 1998, at 10:00 a.m., or at any postponements or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote as if personally present.

1. GRANTING _______ WITHHOLDING _______ authority to vote for the election as directors of the Company the following nominees:

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

       Cheng Chung Hing, Ricky; Cheng Tai Po; Yan San Man, Amy; Hung Kwok
                                  Wing, Sonny;

      Ng Hak Yee, Patrick; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest.

2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.

        [ ] FOR                       [ ] AGAINST                  [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

                  (continued, and to be signed, on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (continued from other side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN
     ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IF ANY OTHER MATTER SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF PROXIES.

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD
     BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR CORPORATE OFFICER, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING.

                                            Dated:                  , 1998
                                                  ------------------


                                           -------------------------------
                                                      SIGNATURE

                                           -------------------------------
                                           SIGNATURE IF HELD JOINTLY

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS PROXY PROMPTLY
                                           USING THE ENCLOSED ENVELOPE.